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                                                                     EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


                                       Subsidiary or                   Percent of                  State of
     Parent                             Organization                   Ownership                 Incorporation
     ------                             ------------                   ---------                 -------------

Forrest City Financial            Forrest City Bank, N.A.                 100%                      Federal
  Corporation
